Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (No. 333-82755, 333-74733, 333-73170, 333-90400, 333-106082 and 333-122021) of Cardiogenesis Corporation of our report dated March 26, 2007, relating to the consolidated financial statements, which appears in this Form 10-KSB.

/s/ KMJ Corbin & Company LLP
KMJ Corbin & Company LLP

Irvine, California
March 29, 2007